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                                                                    Exhibit 10.A

               INLAND 1992 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                      (as Amended through July 15, 1998)


1.  Purpose.
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          The purpose of the Inland 1992 Stock Plan for Non-Employee Directors
(the "Plan") is to attract and retain outstanding individuals as directors of Inland Steel Industries, Inc. (the "Company") and to provide such directors with an opportunity to increase their ownership interest in the Company through the payment of a portion of their directors' fees in shares of common stock of the Company.

2.  Participants.
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          Participants in the Plan shall consist of directors of the Company who are not employees of the Company or any of its subsidiaries.

3.  Shares Reserved under the Plan.
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          The maximum number of shares of common stock, $1.00 par value per share, of the Company that may be issued under the Plan shall not exceed 50,000. Such number, however, may be appropriately adjusted by the Committee (hereinafter referred to) in the event of stock dividends, stock splits, spinoffs or other distributions of assets (other than normal cash dividends), recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in corporate structure or capitalization. Shares of common stock of the company to be issued under the Plan may be authorized and unissued shares of common stock, treasury common stock, or any combination thereof.

4.  Administration of the Plan.
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          The Plan shall be administered by the Compensation Committee (the
"Committee") of the Board of Directors of the Company. The Committee shall have authority to interpret the Plan, to establish, amend and rescind rules and regulations for the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

5.  Effective Date of the Plan.
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          The Plan shall be submitted to the stockholders of the Company for approval at the annual meeting of stockholders to be held on April 22, 1992, or any adjournment thereof, and, if approved by the stockholders, shall be deemed to have become effective on the date of such approval.

6.  Payment of Shares.
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          For each calendar year beginning with the calendar year commencing
January 1, 1992, with respect to each participant who is elected a director at the annual meeting of stockholders for such year and continues to be a director as of July 1 of such year, twenty



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percent (20%) of the first $30,000 of his or her annual retainer for services as a member of the Board of Directors of the Company plus any amount of annual retainer in excess of $30,000 shall be paid in shares of common stock of the Company. The number of such shares shall be determined on the basis of (a) the average of the highest and lowest selling prices of such stock on the New York Stock Exchange Composite Transactions on July 1 of such year, or if such stock is not traded on that day, then on the next preceding day on which such stock was traded, and (b) the annual retainer in effect as of such date, with any fraction of a share to be rounded up to the next whole share. A certificate for such shares shall be delivered to each such director as soon as practicable after each July 1, unless such director has elected to defer the issuance of such shares in accordance with such rules and procedures as the Board of Directors of the Company may from time to time have established for such deferrals.

7.  Transfer of Shares.
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          Shares of stock issued under the Plan may be sold, assigned, transferred or otherwise disposed of immediately after a director receives such shares.

8.  Amendment and Termination of the Plan.
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          The Plan may be amended by the Board of Directors of the Company in any respect, provided that, without stockholder approval, no amendment shall increase the maximum number of shares available for issuance under the Plan, and provided, further, that the Plan may not be amended more than once every six months except to comply with the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder. The Plan may also be terminated at any time by the Board of Directors.

9.  Miscellaneous.
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          (a)  No right to Continue as Director.  Nothing contained in this Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with the Company.

          (b) Rights as Stockholder. No person shall have any rights as a stockholder of the Company with respect to any payment of shares covered by the Plan until the date of the issuance of a stock certificate to such person.

          (c) Governing Law. The Plan shall be governed by and construed under the law of the State of Illinois.